Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Novan, Inc.
Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-233632), Form S-3 (No. 333-236583) and Form S-8 (No. 333-213854, No. 333-219913, No. 333-233630 and No. 333-233631) of Novan, Inc. of our report dated February 24, 2021, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding Novan, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP
Raleigh, North Carolina
February 24, 2021